SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 3, 2006

FINANCIAL INDUSTRIES CORPORATION

(Exact name of Registrant as specified in charter)

Texas	0-4690	74-2126975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

6500 River Place Blvd., Building One

Austin, Texas 78730

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 404-5000

Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

Item 7.01 – Regulation FD Disclosure

On May 3, 2006, Investors Life Insurance Company of North America (“Investors Life”), one of the life insurance subsidiaries of Financial Industries Corporation (“FIC” or “the Company”), filed its 2004 audited statutory financial statements with the Texas Department of Insurance. Texas is the state of domicile for both Investors Life and the Company’s other insurance subsidiary, Family Life Insurance Company (“Family Life”). The 2004 audited statutory financial statements of Family Life were previously filed with the Texas Department of Insurance on February 17, 2006. These audited statutory financial statements were originally due to be filed with the state insurance regulatory agencies in June 2005; however, the filing of the statements was delayed due to the extensive work involved in examining and correcting the financial accounts of the Company and its subsidiaries covering multiple years. With the completion and filing of the Investors Life 2004 audited statutory financial statements, the Company is now current on its statutory financial statements. The 2005 audited statutory financial statements for Investors Life and Family Life are due to the Texas Department of Insurance on June 30, 2006. While the Company is working diligently to complete the filing of its 2005 audited statutory financial statements, there can be no assurance that these financial statements will be filed with the Texas Department of Insurance on time.

On March 17, 2006, in its Form 12b-25 filing, the Company described the status of its work on its consolidated financial statements for the year ended December 31, 2004. In the filing, the Company stated that the work on its consolidated financial statements had been adversely affected by the ongoing requirements to dedicate resources to the completion of the statutory financial statements for Investors Life and Family Life. Since the filing of the Form 12b-25 filing, the Company has continued to work on its consolidated financial statements for the year ended December 31, 2004. On April 18, 2006, the Company filed a Form 8-K which stated that the Company will be required to restate its financial statements for 2003 and prior years as reported in its annual report on Form 10-K for the fiscal year ended December 31, 2003. Since that filing, the restatement work has continued, along with the Company’s work on the preparation of its 2004 and 2005 consolidated financial statements, including its Form 10-K filing for the years ended December 31, 2004 (the “2004 Form 10-K”) and December 31, 2005 (the “2005 Form 10-K”), respectively, and its Forms 10-Q for 2004 (the “2004 Forms 10-Q”) and 2005 (the “2005 Forms 10-Q”). As previously reported, the Company does not expect to file its 2004 Form 10-K or 2004 Forms 10-Q before the end of the second quarter of 2006, and such filings will occur at substantially the same time. The 2005 Form 10-K and 2005 Forms 10-Q will be filed after such time.

As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Financial Industries Corporation cautions that the statements in this Form 8-K, relating to timing of filings, future filings, being up-to-date on its filings, remediation and other matters that are not historical factual information are forward-looking statements that represent management’s belief and assumptions based on currently available information. The information contained in this report relating to trends in the Company’s operations and financial results and the contingencies and uncertainties to which the Company may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions constitute forward-looking statements under the Private Securities Litigation

Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning the financial results, economic conditions and are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements. Such factors include, among other things: (1) timing and results of reviews, audits and assessments; (2) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the ability of the Company to sell its products, the market value of the Company’s investments and the lapse rate and profitability of policies; (3) the Company’s ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives; (4) customer response to new products, distribution channels and marketing initiatives; (5) mortality, morbidity and other factors which may affect the profitability of the Company’s insurance products; (6) our ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (7) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of the Company’s products; (8) increasing competition in the sale of insurance and annuities; (9) regulatory changes or actions, including those relating to regulation of insurance products and insurance companies; (10) ratings assigned to the Company’s insurance subsidiaries by independent rating organizations such as A.M. Best, which the Company believes are particularly important to the sale of accumulation products; (11) the performance of our investment portfolios; (12) the effect of changes in standards of accounting; (13) the effects and results of litigation; and (14) other factors discussed in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INDUSTRIES CORPORATION

Date: May 05, 2006	By:	/s/ Michael P. Hydanus
Michael P. Hydanus
Interim Chief Executive Officer